UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 1, 2009

Facet Biotech Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34154	26-3070657
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Seaport Boulevard

Redwood City, California 94063

 (Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On September 21, 2009, FBC Acquisition Corp., a wholly owned subsidiary of Biogen Idec Inc. (“Biogen Idec”), made an unsolicited tender offer to acquire all of the outstanding shares of common stock, par value $0.01 per share, of Facet Biotech Corporation (“Facet Biotech”) for $14.50 per share (the “Offer”).

At its meeting on September 30, 2009, Facet Biotech’s Board of Directors (the “Board”) took action, as permitted by the Rights Agreement, dated as of September 7, 2009 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, to postpone the Distribution Date (as defined in the Rights Agreement), which otherwise would occur on the tenth business day after the commencement of the Offer or the first public announcement of Biogen Idec’s intention to commence the Offer, until such date (prior to such time as any person becomes an Acquiring Person, as defined in the Rights Agreement) as may be subsequently determined by the Board by resolution.  The Rights Agreement was filed with the Company’s Form 8-K dated September 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2009	Facet Biotech Corporation

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary